EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111047, 333-98755, 333-76380, 333-61060, 333-61056, 33-57242, 33-89772,
33-93790, 33-99766, 33-80265, 333-02256, 333-25033, 333-25037, and 333-36636 of
Boston Scientific Corporation on Form S-8 and Nos. 333-76346, 333-61994, 333-37255, 333-64887, and 333-64991 of Boston Scientific Corporation on Form S-3 of our report dated May 7, 2004, relating to the consolidated balance sheets of Advanced Bionics Corporation as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
August 6, 2004